Exhibit 99.1

Date:	October 1, 2007
To:	Gregory J. Young
From:	Christine McMahon
Vice President of Human Resources
Subject:	Promotional Opportunity

Greg,

On behalf of Robert Kelly, Chairman of the Board of Directors, I am pleased to offer you a promotion to the position of President and Chief Executive Officer, effective October 1, 2007.

This new position carries an annualized salary of $500,000, along with a performance and salary review within six months of this promotion.

Please confirm your acceptance of this position by signing one copy of this letter and retaining the second copy for your files.

Congratulations and Best Wishes,

              /s/ Christine McMahon

Christine McMahon

Vice President of Human Resources

I, Gregory J. Young, accept this offer on this 1st day of October 2007.

              /s/ Gregory J. Young

(signature)